                                                FILED PURSUANT TO RULE 424(b)(3)
                                                REGISTRATION NO. 33-65311
PROSPECTUS

                           TELE-COMMUNICATIONS, INC.

               REDEEMABLE CONVERTIBLE TCI GROUP PREFERRED STOCK,
                      SERIES G, PAR VALUE $.01 PER SHARE
          REDEEMABLE CONVERTIBLE LIBERTY MEDIA GROUP PREFERRED STOCK,
                      SERIES H, PAR VALUE $.01 PER SHARE

     This Prospectus relates to (i) an aggregate of 6,453,630 shares (the "Series G Shares") of the Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share (the "TCI Group Preferred Stock"), of Tele-Communications, Inc., a Delaware corporation (the "Company" or "TCI"), and
  (ii) an aggregate of 6,453,630 shares (the "Series H Shares," and together with the Series G Shares, the "Shares") of the Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share (the "Liberty Media Group Preferred Stock" and together with the TCI Group Preferred Stock, the "TCI/LMG Preferred Stock"), of the Company to be offered and sold from time to time by the holders thereof (the "Selling Stockholders"). See "The Selling Stockholders and the Offered Shares."

     The initial liquidation value for the TCI Group Preferred Stock and the Liberty Media Group Preferred Stock is $21.60 per share and $5.40 per share, respectively, subject in both cases to increase in an amount equal to aggregate accrued but unpaid dividends. Dividends accrue on the TCI/LMG Preferred Stock from January 25, 1997, and are payable semi-annually commencing August 1, 1997, at the rate of 4% per annum. Dividends will be payable on the TCI/LMG Preferred Stock, at TCI's election, in cash or shares of Tele-Communications, Inc. Series A TCI Group Common Stock (the "TCI Group Series A Common Stock"). Additional dividends will accrue on unpaid dividends initially at a rate of 4% per annum. The dividend rate on dividends that remain unpaid for six months will increase to 8.625% per annum. Each share of TCI Group Preferred Stock is convertible at the option of the holder at any time prior to the close of business on the last business day prior to redemption into 1.190 shares of TCI Group Series A Common Stock. Each share of Liberty Media Group Preferred Stock is convertible at any time prior to the close of business on the last business day prior to redemption into .2625 of one share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock (the "LMG Series A Common Stock"), and, upon conversion of shares of the Liberty Media Group Preferred Stock each holder of Liberty Media Group Preferred Stock is entitled to receive one additional share of LMG Series A Common Stock for every two such shares received upon such conversion. The TCI/LMG Preferred Stock is redeemable at TCI's option, in whole or in part, at any time on or after February 1, 2001. The TCI/LMG Preferred Stock will be redeemable in full on February 1, 2016, to the extent then outstanding. In all cases, the redemption price per share will be the liquidation value thereof, including the amount of any accrued but unpaid dividends thereon, to and including the redemption date. The TCI/LMG Preferred Stock will vote in any general election of directors of TCI and will have one vote per share for such purposes and will vote as a single class with TCI's common stock, TCI's Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock and any other class or series of TCI's preferred stock entitled to vote in any general election of directors. The TCI/LMG Preferred Stock will have no other voting rights except as required by the Delaware General Corporation Law. See "Description of TCI Capital Stock -- TCI Preferred Stock."

     The TCI/LMG Preferred Stock is not listed for trading on any exchange or other market system, and the Company does not currently intend to list the TCI/LMG Preferred Stock for trading on any exchange or other market system.

     SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is May 13, 1997.

     The Company's common stock, par value $1.00 per share (the "TCI Common Stock"), is comprised of six series: TCI Group Series A Common Stock, Tele-Communications, Inc. Series B TCI Group Common Stock (the "TCI Group Series B Common Stock" and, together with the TCI Group Series A Common Stock, the "TCI Group Common Stock"), LMG Series A Common Stock, Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "LMG Series B Common Stock" and, together with the LMG Series A Common Stock, the "Liberty Media Group Common Stock"), Tele-Communications, Inc. Series A Telephony Group Common Stock (the "Telephony Group Series A Common Stock") and Tele-Communications, Inc. Series B Telephony Group Common Stock (the "Telephony Group Series B Common Stock" and together with the Telephony Group Series A Common Stock, the "Telephony Group Common Stock"). As of the date of this Prospectus no shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock have been issued and are outstanding.

     Both series of TCI Group Common Stock are identical in all respects, except
  (i) each share of TCI Group Series B Common Stock has ten votes and each share of TCI Group Series A Common Stock has one vote and (ii) each share of TCI Group Series B Common Stock is convertible, at the option of the holder, into one share of TCI Group Series A Common Stock. Similarly, both series of Liberty Media Group Common Stock are identical in all respects, except (i) each share of LMG Series B Common Stock has ten votes and each share of LMG Series A Common Stock has one vote and (ii) each share of LMG Series B Common Stock is convertible, at the option of the holder, into one share of LMG Series A Common Stock. The shares of TCI Group Series A Common Stock and LMG Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock and LMG Series B Common Stock, respectively. See "Description of TCI Capital Stock -- TCI Common Stock."

     Shares of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock and the LMG Series B Common Stock are traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbols "TCOMA," "TCOMB," "LBTYA" and "LBTYB," respectively.

     The Shares may be offered for sale and sold by the Selling Stockholders only as provided under the caption "Plan of Distribution" (subject to certain other restrictions described under the caption "The Selling Stockholders and the Offered Shares") from time to time in one or more public or private transactions at prices and on terms to be determined at the time of sale. If the TCI/LMG Preferred Stock is subsequently listed for trading on any exchange or other market system, the Shares may also be sold by the Selling Stockholders from time to time (subject to certain restrictions described under the captions "Plan of Distribution" and "The Selling Stockholders and the Offered Shares") on such exchange or other market system at prices and on terms to be determined at the time of sale. The Shares may only be sold or transferred by the Selling Stockholders pursuant to the registration statement of which this Prospectus is a part during each fifteen day period commencing on the fifth day following the dates upon which the Company files with the Securities and Exchange Commission (the "Commission") its quarterly report on Form 10-Q or its annual report on Form 10-K. The Shares may be sold by the Selling Stockholders directly or through agents designated from time to time or to or through broker-dealers designated from time to time. See "Plan of Distribution." To the extent required, the number and type of Shares to be sold, the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholders from the sale of the Shares so offered will be the purchase price of the Shares sold less (i) the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholders to agents or broker-dealers and (ii) certain other expenses of the offering and sale of the Shares that will be the responsibility of the Selling Stockholders. See "The Selling Stockholders and the Offered Shares." The Company will not receive any proceeds from the sale of the Shares. The Company knows of no selling arrangement between any agent or broker-dealer and the Selling Stockholders.

     The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a registration statement with respect to the Shares on Form S-4 under the Securities Act, as well as a post-effective amendment on Form S-3 to such registration statement on Form S-4 under the Securities Act. That registration statement, as so amended, together with all other amendments and all schedules and exhibits filed or incorporated by reference as a part thereof, is referred to herein as the "Registration Statement." This Prospectus does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. The Registration Statement, including all amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth below. Please refer to the Registration Statement for further information pertaining to the Shares and the Company. Statements contained herein or in any document incorporated by reference herein concerning the provisions of any contract or other document are not necessarily complete. Accordingly, reference is made to the copy of each such contract or other document filed as an exhibit to the Registration Statement (or filed as an exhibit to any other document incorporated by reference herein) and each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information (including the Registration Statement) filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission under the Exchange Act and are hereby incorporated into this Prospectus by reference and made a part hereof (Commission File No. 0-20421): (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A (Amendment No. 1), (ii) the Company's Current Reports on Form 8-K, dated January 22, 1997 and March 5, 1997 and (iii) the financial statements and notes thereto of VII Cable which appear in the Current Report on Form 8-K of the Company, dated June 19, 1996.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen
  M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                  RISK FACTORS

     Earnings and Losses. The Company had net earnings of $278 million and $62 million for the years ended December 31, 1996 and 1994, respectively. The Company incurred a net loss of $171 million for the year ended December 31, 1995. The Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's operating cash flow (operating income before depreciation, amortization, compensation relating to options and to stock appreciation rights, adjustment to compensation relating to options and to stock appreciation rights and restructuring charges) ($2,276 million, $1,988 million and $1,798 million for the years ended December 31, 1996, 1995 and 1994, respectively) has historically been sufficient to cover its interest expense ($1,096 million, $1,010 million and $785 million for the years ended December 31, 1996, 1995 and 1994, respectively). The Company's interest coverage ratios for the years ended December 31, 1996, 1995 and 1994 were 208%, 197% and 229%, respectively. Operating cash flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating cash flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

     Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($1,228 million, $957 million and $908 million for the years ended December 31, 1996, 1995 and 1994, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in operating cash flow. Amounts expended by the Company for its investing activities exceed net cash provided by operating activities.

     Risk that TCI Earnings Will Not Cover Combined Fixed Charges and Preferred Stock Dividends. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.44, 1.17, 1.22 and 1.00 for the years ended December 31, 1996, 1994, 1993 and 1992, respectively. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the year ended December 31, 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for the period. The amount of the coverage deficiency was $246 million for the year ended December 31, 1995. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), minority interests in earnings (losses) of consolidated subsidiaries, the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and preferred stock dividend requirements of 50%-owned affiliates, other than dividends payable to the Company. Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest of less than 50%-owned affiliates with debt guaranteed by the Company, (ii) the elimination of interest of consolidated subsidiaries to 50%-owned affiliates, (iii) the Company's proportionate share of interest of 50%-owned affiliates, (iv) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (v) amortization of debt expense, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vii) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represents dividend requirements on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of a subsidiary, (viii) the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Company, (ix) the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (x) the preferred stock dividend requirements of 50%-owned affiliates, other than dividends payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $8 million, $8 million, $6 million, $14 million and $3 million relating to such guarantees for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively, have not been included in fixed charges.

     Risks of TCI Holding Company Structure; Restrictions on Dividends. TCI is a holding company and its assets consist primarily of investments in its subsidiaries. Substantially all of the consolidated liabilities of TCI have been incurred by its subsidiaries. TCI's rights, and therefore the extent to which the holders of the TCI/LMG Preferred Stock will be able to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that TCI may itself be a creditor with recognized claims against such subsidiary (in which case the claims of TCI would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by TCI).

     TCI's ability to pay cash dividends on the TCI/LMG Preferred Stock, and on any other classes and series of stock ranking on a parity with the TCI/LMG Preferred Stock with respect to the payment of dividends, is dependent upon the ability of TCI's subsidiaries to distribute amounts to TCI in the form of dividends, loans or advances or in the form of repayment of loans and advances from TCI. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any dividends on the TCI/LMG Preferred Stock or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends, loans or advances to TCI by its subsidiaries may be subject to statutory or regulatory restrictions, is contingent upon the cash flows generated by those subsidiaries and is subject to various business considerations. Further, certain of TCI's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to TCI in the form of dividends, loans, or advances and require that such subsidiaries' indebtedness to TCI be subordinate to the indebtedness under such loan agreements. TCI's subsidiaries currently have the ability to transfer funds to TCI in amounts exceeding TCI's dividend requirements on TCI's preferred stock. The amount of net assets of subsidiaries subject to such restrictions exceed TCI's consolidated net assets.

     Lack of a Public Market for TCI/LMG Preferred Stock. Prior to the date of this Prospectus, there has been no public market for the TCI/LMG Preferred Stock. The Company does not intend to list the TCI/LMG Preferred Stock for trading on a securities exchange or other market system and there can be no assurance that an active public market for the TCI/LMG Preferred Stock will develop. If a public market for the TCI/LMG Preferred Stock does not develop, purchasers may experience difficulty in reselling the TCI/LMG Preferred Stock.

                                  THE COMPANY

     The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company is one of the largest providers of cable television services in the United States. The Company also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is primarily organized into four principal business groups:
  Domestic Tele-communications and Distribution; Programming; International Cable and Programming; and Technology/Venture Capital. The Company is a Delaware corporation and its principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone
  (303) 267-5500.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                      AND PREFERRED STOCK DIVIDENDS OF TCI

     For a discussion of the ratio of earnings to combined fixed charges and preferred stock dividends of TCI see "Risk Factors -- Risk that TCI Earnings Will Not Cover Combined Fixed Charges and Preferred Stock Dividends."

                THE SELLING STOCKHOLDERS AND THE OFFERED SHARES

     Background. The Shares were acquired by the Selling Stockholders pursuant to an Agreement and Plan of Merger, dated as of July 10, 1995 and as amended (the "Merger Agreement"), among United Video Satellite Group, Inc. ("UVSG"), TCI, and TCI Merger Sub, Inc. ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub was merged with and into UVSG, with UVSG being the surviving corporation (the "Merger"). As a result of the Merger, TCI acquired beneficial ownership of 9.1% of the outstanding Class A common stock of UVSG and 100% of the outstanding Class B common stock of UVSG which in the aggregate represents 85.5% of the total voting power of UVSG. Pursuant to the terms of the Merger Agreement, the Selling Stockholders received the Shares upon consummation of the Merger.

     Shares Offered by the Selling Stockholders. The resale of the Shares received by the Selling Stockholders is restricted by Rule 145 promulgated under the Securities Act, and such securities cannot be transferred unless (i) their resale is registered under the Securities Act, (ii) they are transferred in accordance with Rule 145 or (iii) another exemption from registration is available. In connection with the Merger, the Company and each Selling Stockholder entered into a Registration

  Rights Agreement, dated as of January 25, 1996 (each, a "Registration Rights Agreement"), pursuant to which the Company agreed, subject to certain limitations, to file the Registration Statement of which this Prospectus forms a part in order to permit the resale of the Shares from time to time by the Selling Stockholders and to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of January 25, 1998 or such time as all of the Shares offered hereby have been sold. A copy of each Registration Rights Agreement has been filed as an exhibit to the Registration Statement and can be obtained in the manner described under "Available Information."

     Under certain circumstances set forth in the Registration Rights Agreement, the Company may, upon notice to the Selling Stockholders, require the suspension by the Selling Stockholders of the distribution of any Shares until the Company has determined, in its reasonable business judgment, that such distribution may continue.

     Pursuant to the Registration Rights Agreement, the Company has agreed to pay all expenses in connection with the registration of the offer and sale of the Shares (including, without limitation, all registration and filing fees incurred in connection with the filing of this Registration Statement with the Commission and state securities commissioners), other than (i) discounts and commissions and transfer taxes attributable to the sale of any of the Shares and (ii) fees and disbursements of counsel or of any advisors retained by the Selling Stockholders in connection with the registration of the offer and sale of the Shares.

     The Company has agreed to indemnify the Selling Stockholders against certain liabilities that may arise in connection with any offer and sale of the Shares, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make in respect thereof.

     No Selling Stockholder has held any position or office or had any material relationship during the past three years with the Company or any of its affiliates, except for UVSG which became an affiliate of the Company as a result of the Merger. The Selling Stockholders currently hold the following positions with UVSG: Lawrence Flinn, Jr. is Chairman of the Board of Directors and Chief Executive Officer and Peter C. Boylan, III is Executive Vice
  President and Chief Operating Officer.   Prior to December 3, 1996 Roy L.
  Bliss was President and Chief Operating Officer of UVSG. Prior to August 31, 1996 Jeffrey C. Treeman was Executive Vice President and President of UVSG's UVTV division. Any additional material relationships between the Company or any of its affiliates, on the one hand, and the Selling Stockholders, on the other, within three years prior to the date of a sale by the Selling Stockholders hereunder will be described in the Prospectus Supplement.

     The table set forth below provides the following information: the names of the Selling Stockholders who currently hold Shares, the number and type of Shares owned as of the date of this Prospectus by each Selling Stockholder, and (if one percent or more) the percentage of the outstanding shares of TCI Group Preferred Stock and Liberty Media Group Preferred Stock owned by each Selling Stockholder.

                          No. of shares of                  No. of shares of
                             TCI Group                        Liberty Media
                              Preferred       Percentage          Group         Percentage
  Selling Stockholder          Stock           of class     Preferred Stock      of class
  -------------------     ----------------    ----------    ----------------    ----------
Lawrence Flinn, Jr.           6,186,647         85.22%          6,186,647         85.22%
Roy L. Bliss                    234,544          3.23%            234,544          3.23%
Jeffrey C. Treeman               30,000           *                30,000           *
Peter C. Boylan, III              2,439           *                 2,439           *

----------
(* indicates less than 1% of the class)

  The number of Shares sold by each Selling Stockholder and (if one percent or more) the percentage of the outstanding shares of TCI Group Preferred Stock and Liberty Media Group Preferred Stock owned by each Selling Stockholder after completion of any offering hereunder will be specified in the Prospectus Supplement relating to such sale.

                             PLAN OF DISTRIBUTION

     Pursuant to the terms of the Registration Rights Agreement, the Shares may only be sold or transferred by the Selling Stockholders pursuant to the Registration Statement of which this Prospectus is a part during each fifteen day period commencing on the fifth day following the dates upon which the Company files with the Commission its quarterly report on Form 10-Q or its annual report on Form 10-K.

     Subject to other restrictions described in the preceding paragraph and under the caption "The Selling Stockholders and the Offered Shares," the Shares may be offered for sale and sold by the Selling Stockholders from time to time in one or more public or private transactions at a fixed price or prices, which may be changed from time to time, at any market prices prevailing at the time of sale, at prices related to any such prevailing market prices or at prices determined on a negotiated or competitive bid basis. The Shares may be sold by the Selling Stockholders directly or through agents designated from time to time or to or through broker-dealers designated from time to time. The Shares may be sold through a broker-dealer acting as agent or broker for a Selling Stockholder, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.

      The Company has been advised by the Selling Stockholders that they have not, as of the date of this Prospectus, entered into any arrangement with any agent or broker-dealer for the sale of the Shares.

      The Selling Stockholders may also sell all or a portion of the Shares pursuant to and in accordance with Rule 145(d) promulgated under the Securities Act, to the extent that such sales may be made in compliance with such Rule. The Selling Stockholders may from time to time make a private sale of Shares directly to the purchaser thereof in a transaction that does not involve any public offer or sale of Shares; provided that (i) in the case of
                                              --------
  any such private sale, the Shares so sold shall not thereafter be subject to resale under the Registration Statement of which this Prospectus is a part and
  (ii) the certificates representing such Shares may be required to bear an appropriate legend.

     The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      In connection with a sale of Shares, the following information will, to the extent then required, be provided in the Prospectus Supplement relating to such sale: the number and type of Shares to be sold, the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers with respect to the particular sale.

                        DESCRIPTION OF TCI CAPITAL STOCK

     The following description of certain terms of TCI's capital stock does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of TCI (the "TCI Charter"), which is an exhibit to the Registration Statement.

  GENERAL

     The TCI Charter currently provides, among other things, that TCI is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of common stock, par value $1.00 per share, of which 1,750,000,000 shares are designated TCI Group Series A Common Stock, 150,000,000 shares are designated TCI Group Series B Common Stock, 750,000,000 shares are designated LMG Series A Common Stock, 75,000,000 shares are designated LMG Series B Common Stock, 750,000,000 shares are designated Telephony Group Series A Common Stock and 75,000,000 shares are designated Telephony Group Series B Common Stock and (ii) 52,375,096 shares of preferred stock ("TCI Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock") and 50,000,000 shares are designated as Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, 80,000 shares are designated as Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated as Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated as Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 7,259,380 shares are designated as Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock").

     No shares of the Telephony Group Common Stock have been issued and are outstanding. As of March 31, 1997, 598,204,963 shares of TCI Group Series A Common Stock, 84,647,065 shares of TCI Group Series B Common Stock, 228,749,797 shares of LMG Series A Common Stock and 21,187,969 shares of LMG Series B Common Stock (in each case net of shares held by subsidiaries of TCI) had been issued and were outstanding and 116,853,196 shares of TCI Group Series A Common Stock were held by subsidiaries of TCI. As of that date, 126,384,805 shares of TCI Group Series A Common Stock and 30,616,358 shares of LMG Series A Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options. In addition, TCI has reserved a number of shares of TCI Group Series A Common Stock equal to the number of shares of TCI Group Series B Common Stock outstanding and a number of shares of LMG Series A Common Stock equal to the number of shares of LMG Series B Common Stock outstanding, for issuance upon conversion, at the option of the holder, of TCI Group Series B Common Stock and LMG Series B Common Stock, respectively. Additionally, subsidiaries of TCI own shares of Series F Preferred Stock, which are convertible into an
  aggregate of 416,528,172 shares of TCI Group Series A Common Stock.   As of
  March 31, 1997, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 997,222 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,693,117 shares of Series G Preferred Stock and 6,693,117 shares of Series H Preferred Stock had been issued and were outstanding. All of the shares of Series E Preferred Stock have previously been redeemed and retired with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock and may be reissued as shares of another series of Series Preferred Stock, but not as Series E Preferred Stock. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of TCI. Approximately 33,901,240 shares of Series Preferred Stock remain available for designation pursuant to the TCI Charter as of March 31, 1997. The rights evidenced by the TCI Common Stock are subject to the prior preferences and rights of the TCI Preferred Stock.


  TCI COMMON STOCK

  CERTAIN DEFINITIONS

     As used herein, the following terms have the meanings specified below:

     "Appraisal Date" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the last day of the calendar month preceding the month in which the Selection Date occurs.

     "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

     "Committed Acquisition Shares" means (i) the shares of LMG Series A Common Stock that TCI had, prior to the record date for the LMG Distribution, agreed to issue, but as of such record date had not issued, and (ii) the shares of LMG Series A Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that TCI had, prior to the record date for the LMG Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of TCI to issue shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock), which as a result of the LMG Distribution, constitute obligations to issue, among other securities, LMG Series A Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for LMG Series A Common Stock; provided, however, that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of the LMG Series A Common Stock, in each case occurring (or the record date for which occurs) after the LMG Distribution. The shares of LMG Series A Common Stock issuable upon conversion of the Series H Preferred Stock will constitute Committed Acquisition Shares.

     "Convertible Securities" means any securities of TCI (other than any series of TCI Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

     "Corporation Earnings (Loss) Attributable to the Liberty Media Group" means, for any period, the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

     "Corporation Earnings (Loss) Attributable to the TCI Group" means, for any period, the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

     "Corporation Earnings (Loss) Attributable to the Telephony Group" means, for any period, the net earnings or loss of the Telephony Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Telephony Group for such period as presented in the combined financial statements of the Telephony Group for such period, including income and expenses of TCI attributed to the operations of the Telephony Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

     "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, an investment banking firm of recognized national standing selected by TCI to make such determination.

     "Higher Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

     "Independent Committee" shall mean a committee of the TCI Board (defined below) all members of which are independent directors as determined under the rules of the Nasdaq National Market.

     The "Inter-Group Interest" of the TCI Group in the Liberty Media Group or the Telephony Group means any common stockholders' equity value of TCI attributable to the Liberty Media Group or the Telephony Group, as the case may be, that is not represented by outstanding shares of Liberty Media Group Common Stock or Telephony Group Common Stock, as the case may be. The TCI Group's Inter-Group Interest in the Liberty Media Group is represented by the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the TCI Group's Inter-Group Interest in the Telephony Group is represented by the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest.

     The "Liberty Media Group" means as of any date of determination thereof:

          (i) the interest of TCI or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets;

          (ii) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (i) of this sentence);

          (iii) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group; and

          (iv) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors of TCI (the "TCI Board");

  provided that (a) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause
  (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of TCI attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

     The "Liberty Media Group Inter-Group Interest Fraction" means a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the denominator of which is the sum of such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the aggregate number of shares of Liberty Media Group Common Stock outstanding.

     "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Telephony Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
  (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of TCI's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of TCI Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the TCI Board shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the TCI Board determines to pay a dividend or redemption price in cash or securities or other property as provided in the penultimate paragraph under "--Conversion and Redemption --Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock."

     The "Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding and the denominator of which is the sum of such aggregate number of shares of Liberty Media Group Common Stock outstanding and the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest.

     The "LMG Distribution" means the distribution paid by TCI on August 10, 1995 of one-fourth of one share of LMG Series A Common Stock on each outstanding share of TCI Group Series A Common Stock and one-fourth of one share of LMG Series B Common Stock on each outstanding share of TCI Group Series B Common Stock to holders of record on August 4, 1995.

     "Lower Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

     "Market Capitalization" of any class or series of capital stock of TCI on any trading day shall mean the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such trading day.

     "Market Value" of any class or series of capital stock of TCI on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by TCI, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the TCI Board; provided that for purposes of determining the ratios described under "- -Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of TCI," "--Conversion of Telephony Group Common Stock at the Option of TCI," "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock" and as described under "--Liquidation Rights," (a) the "Market Value" of any share of any series of TCI Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of TCI Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the TCI Board and (b) the "Market Value" of any share of any series of TCI Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of TCI Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of TCI Common Stock in shares of such series of TCI Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution; and provided, further, that to the extent that any assets or properties of the TCI Group are transferred to the Telephony Group prior to there being any shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued and outstanding, the Market Value of a share of Telephony Group Series A Common Stock shall be as determined in good faith by the TCI Board for purposes of determining the increase in the Number of Shares Issuable in Respect of the Telephony Group Inter-Group Interest.

     "Mutually Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the determination by the Mutually Designated Appraiser of such private market value.

     "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

     The "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" is currently zero and will from time to time be

          (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of LMG Series A Common Stock,

          (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of LMG Series A Common Stock issued or sold by TCI after the Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Liberty Media Group Common Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, (d) the aggregate number of shares of Liberty Media Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by TCI after the Distribution as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (e) the aggregate number of shares of LMG Series A Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such transfer, and

          (iii) increased by (a) the aggregate number of any shares of LMG Series A Common Stock and LMG Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such contribution and (c) the aggregate number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

  TCI will not issue or sell shares of LMG Series B Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, TCI will prepare and file a statement of such change with the Secretary of TCI.

     "Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest" shall initially be that number of shares of Telephony Group Common Stock which represents 100% of the common stockholders' equity value of TCI attributable to the Telephony Group (which may be issued as shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock), as determined by the TCI Board prior to the first issuance of shares of Telephony Group Common Stock, and shall from time to time thereafter, as applicable, be

          (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Telephony Group Series A Common Stock and Telephony Group Series B Common Stock and dividends or distributions of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock and other reclassifications of the Telephony Group Series A Common Stock and Telephony Group Series B Common Stock,

          (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or sold by TCI the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities, the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, (d) the aggregate number of shares of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities issued or delivered by TCI as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (e) the aggregate number of shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board) of assets or properties attributed to the Telephony Group that are transferred from the Telephony Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, divided by the Market Value of one share of Telephony Group Series A Common Stock as of the date of such transfer, and

          (iii) increased by (a) the aggregate number of any shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board) of assets or properties, theretofore attributed to the TCI Group that are contributed to the Telephony Group in consideration of an increase in the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, divided by the Market Value of one share of Telephony Group Series A Common Stock as of the date of such contribution and (c) the aggregate number of shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

     Whenever a change in the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest occurs, TCI shall prepare and file a statement of such change with the Secretary of TCI.

     "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the LMG Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock).

     "Qualifying Subsidiary" shall mean a subsidiary of TCI in which (x) TCI's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for a tax free distribution of TCI's interest in such subsidiary to the holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock or (y) TCI owns, directly or indirectly, all of the issued and outstanding capital stock.

     "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group or the Telephony Group, as the case may be, in which TCI receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group or the Telephony Group, as the case may be, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or the Telephony Group, as the case may be, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group or the Telephony Group, as the case may be, prior to such Disposition, as determined in good faith by the TCI Board.

     "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.

     "Selection Date" means, with respect to any determination of the Liberty Media Group Private Market Value or the Telephony Group Private Market Value, the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

     The "TCI Group" means as of any date of determination thereof:

          (i) the interest of TCI or any of its subsidiaries in all of the businesses in which TCI or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of TCI or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group or the Telephony Group;

          (ii) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date and a proportionate interest in the businesses, assets and liabilities of the Telephony Group equal to the Telephony Group Inter-Group Interest Fraction as of such date;

          (iii) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group, for which provision will be made as described in the second sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution;

          (iv) from and after any dividend or other distribution with respect to shares of Telephony Group Common Stock (other than a dividend or other distribution payable in shares of Telephony Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, or in other securities of TCI attributed to the Telephony Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Telephony Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or distribution with respect to shares of Telephony Group Common Stock multiplied by a fraction the numerator of which is equal to the Telephony Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Telephony Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

          (v) any assets or properties transferred from the Liberty Media Group or the Telephony Group to the TCI Group;

  provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group or the Telephony Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group or the Telephony Group, as applicable, described in clause (ii) above). If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of TCI attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iii) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. If Telephony Group Common Stock is issued and TCI pays a dividend or makes any other distribution with respect to shares of Telephony Group Common Stock payable in other securities of TCI attributed to the Telephony Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iv) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Telephony Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distribution in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group or Telephony Group, as applicable.

     "Telephony Group" shall mean, as of any date that any shares of Telephony Group Common Stock have been issued and continue to be outstanding:

          (i) the interest of TCI or of any of its subsidiaries in TCI Telephony Services, Inc., a Delaware corporation and an indirect wholly owned subsidiary of TCI, or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets;

          (ii) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of TCI Telephony Services, Inc. (together with its consolidated subsidiaries) or any of its subsidiaries (or a successor as described in clause (i) of this sentence);

          (iii) all assets and properties contributed or otherwise transferred to the Telephony Group from the TCI Group; and

          (iv) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Telephony Group, as determined by the TCI Board;

  provided that (a) from and after any dividend or other distribution with respect to any shares of Telephony Group Common Stock (other than a dividend or other distribution payable in shares of Telephony Group Common Stock, with respect to which adjustment shall be made as provided in clause (i) of the definition of "Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest," or in other securities of TCI attributed to the Telephony Group for which provision shall be made as set forth in the penultimate sentence of this definition), the Telephony Group shall no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Telephony Group Common Stock multiplied by a fraction the numerator of which is equal to the Telephony Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Telephony Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Telephony Group to the TCI Group, the Telephony Group shall no longer include the assets or properties so transferred. If TCI shall pay a dividend or make any other distribution with respect to shares of Telephony Group Common Stock payable in securities of TCI attributed to the Telephony Group other than Telephony Group Common Stock, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Telephony Group Common Stock, the Telephony Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Telephony Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the Telephony Group.

     "Telephony Group Inter-Group Interest Fraction" means, as of any date, a fraction the numerator of which is the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest as of such date and (b) the aggregate number of shares of Telephony Group Common Stock outstanding as of such date.

     "Telephony Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Telephony Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
  (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Telephony Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of TCI Preferred Stock attributed to the Telephony Group. For purposes of this definition, any properties and assets of the Telephony Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the TCI Board shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the TCI Board determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock."

     "Telephony Group Outstanding Interest Fraction" means, as of any date, a fraction the numerator of which is the aggregate number of shares of Telephony Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Telephony Group Series A Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest as of such date.

  VOTING RIGHTS

     Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. If the Telephony Group Common Stock is issued, holders of Telephony Group Series A Common Stock will be entitled to one vote for each share of such stock held and holders of Telephony Group Series B Common Stock will be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of TCI Preferred Stock or any series of such a class, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board by the TCI Charter), the holders of TCI Group Common Stock, the holders of Liberty Media Group Common Stock, the holders of Telephony Group Common Stock, if any, and the holders of each class or series of TCI Preferred Stock, if any, entitled to vote thereon will vote as one class for all purposes. See " -- Anti-Takeover Considerations."

     None of the holders of TCI Group Series A Common Stock, TCI Group Series B Common Stock, LMG Series A Common Stock or LMG Series B Common Stock have, and, if Telephony Group Common Stock is issued, none of the holders of Telephony Group Series A Common Stock or Telephony Group Series B Common Stock would have, any rights to vote as a separate class or series on any matter coming before the stockholders of TCI, except with respect to certain limited class and series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class.

  DIVIDENDS

     Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of TCI Preferred Stock, dividends may be paid as determined by the TCI Board (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL, (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL, and (iii) on the Telephony Group Common Stock, if issued, out of the lesser of (x) the Telephony Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL. Under the DGCL, the amount of the funds of TCI legally available for the payment of dividends on any series of TCI Common Stock is determined on the basis of the entire corporation and not just the TCI Group, the Liberty Media Group or the Telephony Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the TCI Group, the Liberty Media Group or the Telephony Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the Liberty Media Group Common Stock or, if issued, the Telephony Group Common Stock, if any, and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the Liberty Media Group Common Stock or, if issued, the Telephony Group Common Stock, if any, and dividends on, or certain repurchases of, TCI Preferred Stock. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

     The "TCI Group Available Dividend Amount" means, as of any date, either (i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of TCI Preferred Stock attributed to the TCI Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

     The "Telephony Group Available Dividend Amount" means, as of any date, the product of the Telephony Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Telephony Group less the total liabilities (not including preferred stock) of the Telephony Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Telephony Group Common Stock and each class or series of TCI Preferred Stock attributed to the Telephony Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Telephony Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Telephony Group," for any period, means the net earnings or loss of the Telephony Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Telephony Group for such period as presented in the combined financial statements of the Telephony Group, including income and expenses of TCI attributed to the operations of the Telephony Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.
  The Telephony Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Telephony Group Common Stock under the DGCL if the Telephony Group were a separate Delaware corporation. There can be no assurance that there will be a Telephony Group Available Dividend Amount.

     The "Liberty Media Group Available Dividend Amount" means, as of any date, the product of the Liberty Media Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of TCI Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings
  (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There is no assurance that there will be a Liberty Media Group Available Dividend Amount.

     Except for dividends declared or paid as described below under "--Share Distributions" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," any dividends paid on the TCI Group Series A Common Stock or the TCI Group Series B Common Stock will be paid only on both series, in equal amounts per share; any dividends paid on the LMG Series A Common Stock or the LMG Series B Common Stock will be paid only on both series, in equal amounts per share; and, if Telephony Group Common Stock is issued, any dividends paid on the Telephony Group Series A Common Stock or the Telephony Group Series B Common Stock will be paid only on both series, in equal amounts per share.

     The TCI Board, subject to the provisions described above and under "--Share Distributions" below, has the authority and discretion to declare and pay dividends on the TCI Group Common Stock, the Liberty Media Group Common Stock or, if issued, the Telephony Group Common Stock, in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the Telephony Group Available Dividend Amount , the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock, the Liberty Media Group Common Stock or, if issued, the Telephony Group Common Stock or any other factor.

     At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Liberty Media Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Liberty Media Group) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

     If Telephony Group Common Stock is issued, at the time of any dividend or other distribution on the outstanding shares of Telephony Group Common Stock (including any dividend of Telephony Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Telephony Group as described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Telephony Group) be credited, and the Telephony Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Telephony Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Telephony Group Common Stock times (ii) a fraction the numerator of which is the Telephony Group Inter-Group Interest Fraction and the denominator of which is the Telephony Group Outstanding Interest Fraction.

  SHARE DISTRIBUTIONS

     DISTRIBUTIONS ON TCI GROUP COMMON STOCK.   If at any time after the LMG
  Distribution and the initial issuance of shares of Telephony Group Common Stock a distribution is to be made with respect to the TCI Group Common Stock in TCI Group Common Stock, Liberty Media Group Common Stock, Telephony Group Common Stock, or any other securities of TCI or any other person (a "share distribution"), such share distribution will be declared and paid only as follows:

          (i) a share distribution consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of TCI Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series B Common Stock;

          (ii) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of LMG Series A Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

          (iii) a share distribution consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of Telephony Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of TCI Group Series B Common Stock; provided that the sum of (A) the aggregate number of shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of Telephony Group Series A Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group is less than or equal to the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest; and

          (iv) a share distribution consisting of any class or series of securities of TCI or any other person other than TCI Group Common Stock, Liberty Media Group Common Stock or Telephony Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock, Liberty Media Group Common Stock or Telephony Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of TCI Group Series A Common Stock and another class or series of securities to holders of TCI Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCI Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     TCI will not reclassify, subdivide or combine the TCI Group Series A Common Stock without reclassifying, subdividing or combining the TCI Group Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the TCI Group Series B Common Stock without reclassifying, subdividing or combining the TCI Group Series A Common Stock, on an equal per share basis.

     DISTRIBUTIONS ON LIBERTY MEDIA GROUP COMMON STOCK. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under the caption "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

          (i) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and, on an equal per share basis, shares of LMG Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series B Common Stock; and

          (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Telephony

       Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock, TCI Group Series B Common Stock, Telephony Group Series A Common Stock or Telephony Group Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of LMG Series A Common Stock and LMG Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     TCI will not reclassify, subdivide or combine the LMG Series A Common Stock without reclassifying, subdividing or combining the LMG Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the LMG Series B Common Stock without reclassifying, subdividing or combining the LMG Series A Common Stock, on an equal per share basis.

     DISTRIBUTIONS ON TELEPHONY GROUP COMMON STOCK. If Telephony Group Common Stock is issued, and if at any time a share distribution is to be made with respect to the Telephony Group Common Stock, such share distribution will be declared and paid only as follows (or as described under the caption "-- Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

          (i) a share distribution consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, on an equal per share basis; or consisting of shares of Telephony Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series A Common Stock) to holders of Telephony Group Series A Common Stock and, on an equal per share basis, shares of Telephony Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Telephony Group Series B Common Stock) to holders of Telephony Group Series B Common Stock; and

          (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of Telephony Group Series A Common Stock and another class or series of securities to holders of Telephony Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Telephony Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A

       Common Stock and the Telephony Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     Because under the TCI Charter the Telephony Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the Telephony Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or Liberty Media Group Common Stock (or related Convertible Securities) are permitted.

     TCI will not reclassify, subdivide or combine the Telephony Group Series A Common Stock without reclassifying, subdividing or combining the Telephony Group Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the Telephony Group Series B Common Stock without reclassifying, subdividing or combining the Telephony Group Series A Common Stock, on an equal per share basis.

  CONVERSION AND REDEMPTION

     CONVERSION AT THE OPTION OF THE HOLDER. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock. Each share of LMG Series B Common Stock is convertible, at the option of the holder thereof, into one share of
  LMG Series A Common Stock.   If Telephony Group Common Stock is issued, each
  share of Telephony Group Series B Common Stock would be convertible, at the option of the holder thereof, into one share of Telephony Group Series A Common Stock. Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock; shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock; and, if Telephony Group Common Stock is issued, shares of Telephony Group Series A Common Stock would not be convertible into shares of Telephony Group Series B Common Stock.

     CONVERSION OF LIBERTY MEDIA GROUP COMMON STOCK AT THE OPTION OF TCI. The TCI Board may at any time declare that (i) all of the outstanding shares of LMG Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Liberty Media Group Optional Conversion Ratio, and (ii) all of the outstanding shares of LMG Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Liberty Media Group Optional Conversion Ratio. As more fully described below, the Liberty Media Group Optional Conversion Ratio is the ratio of the private market value of a share of Liberty Media Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

     Under the TCI Charter, the "Liberty Media Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date. The Liberty Media Group Common Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, which will be determined in the manner described below.

     The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. In the event that TCI determines to establish the Liberty Media Group Private Market Value, TCI shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the

  20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

     Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

     Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

     If TCI determines to convert shares of LMG Series A Common Stock into TCI Group Series A Common Stock and shares of LMG Series B Common Stock into TCI Group Series B Common Stock at the Liberty Media Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

     CONVERSION OF TELEPHONY GROUP COMMON STOCK AT THE OPTION OF TCI. If Telephony Group Common Stock is issued, the TCI Board may at any time declare that (i) all of the outstanding shares of Telephony Group Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Telephony Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Telephony Group Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Telephony Group Optional Conversion Ratio. As more fully described below, the Telephony Group Optional Conversion Ratio is the ratio of the private market value of a share of Telephony Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

     Under the TCI Charter, the "Telephony Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Telephony Group Common Stock Per Share Value by (y) the average

  Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date. The Telephony Group Common Stock Per Share Value will equal the quotient obtained by dividing the Telephony Group Private Market Value by the Adjusted Outstanding Shares of Telephony Group Common Stock, which will be determined in the manner provided below.

     The "Telephony Group Private Market Value" means an amount equal to the private market value of the Telephony Group as of the Appraisal Date. In the event that TCI determines to establish the Telephony Group Private Market Value, TCI shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Telephony Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Telephony Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Telephony Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Telephony Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

     Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Telephony Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Telephony Group, as if the Telephony Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Telephony Group other than that which would have existed if the Telephony Group were a publicly traded non-controlled entity.

     Following the determination of the Telephony Group Private Market Value, the investment banking firms whose final views of the private market value of the Telephony Group were used in the calculation of the Telephony Group Private Market Value will determine the Adjusted Outstanding Shares of Telephony Group Common Stock together with any further appropriate adjustments to the Telephony Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Telephony Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Telephony Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Telephony Group Inter-Group Interest, and the number of shares of Telephony Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Telephony Group Common Stock Per Share Value" means the quotient obtained by dividing the Telephony Group Private Market Value by the Adjusted Outstanding Shares of Telephony Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Telephony Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

     If TCI determines to convert shares of Telephony Group Series A Common Stock into TCI Group Series A Common Stock and shares of Telephony Group Series B Common Stock into TCI Group Series B Common Stock at the Telephony Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the

  Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the Telephony Group Common Stock Per Share Value as of a subsequent date.

     Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of Telephony Group Common Stock from retaining their interest in a security reflecting separately the business of the Telephony Group.

     MANDATORY DIVIDEND, REDEMPTION OR CONVERSION OF LIBERTY MEDIA GROUP COMMON STOCK. Upon the Disposition, in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups TCI is required, on or prior to the 85th trading day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or
  (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board) of the properties and assets of the Liberty Media Group as of such date.

     The action TCI is required to take is to either:

          (i) subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the penultimate paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds;

          (ii) provided that there are assets of TCI legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

               (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

               (B) if such Disposition involves substantially all (but not all)
             of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds of such Disposition to the redemption of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of LMG Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

          (iii) convert (A) each outstanding share of LMG Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (B) each outstanding share of LMG Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of LMG Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause (ii)(B) of this paragraph.


     The "Adjusted Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

     TCI may elect to pay the dividend or redemption price referred to in clause
  (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion or Liberty Media Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the TCI Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board may determine either to
  (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of LMG Series A Common Stock and LMG Series B Common Stock.

     At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

     MANDATORY DIVIDEND, REDEMPTION OR CONVERSION OF TELEPHONY GROUP COMMON STOCK. If Telephony Group Common Stock is issued, upon the Disposition in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Telephony Group to any one or more persons, entities or groups, TCI is required, on or prior to the 85th trading day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Redemption of Telephony Group Common Stock in Exchange for Stock of Subsidiary" "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the Telephony Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board) of the properties and assets of the Telephony Group as of such date.

       The action TCI is required to take is to either:

          (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of Telephony Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the third paragraph under this caption "--Mandatory Dividends, Redemption or Conversion of Telephony Group Common Stock," in an aggregate amount equal to the product of the Telephony Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Telephony Group Net Proceeds;

          (ii) provided that there are assets of TCI legally available therefor and the Telephony Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

                (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Telephony Group, redeem all outstanding shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Telephony Group Outstanding Interest Fraction as of the date of such redemption and the Telephony Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Telephony Group Series A Common Stock and each share of Telephony Group Series B Common Stock is the same); or

               (B) if such Disposition involves substantially all (but not all)
             of the properties and assets of the Telephony Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Telephony Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Telephony Group Net Proceeds of such Disposition to the redemption of outstanding shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Telephony Group Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and
             (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Telephony Group Series A Common Stock and each share of Telephony Group Series B Common Stock is the same); or

          (iii) convert (A) each outstanding share of Telephony Group Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (B) each outstanding share of Telephony Group Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Telephony Group Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause (ii)(B) of this paragraph.

     TCI may elect to pay the dividend or redemption price referred to in clause
  (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the TCI Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Telephony Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board may determine either to
  (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Telephony Group Series A Common Stock and another class or series of securities to holders of Telephony Group Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of Telephony Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock. The Related Business Transaction exception would enable TCI to enter into transactions in which the properties or assets of the Telephony Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Telephony Group while maintaining the capital structure and delineation of business groups of the Telephony Group.

     At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Telephony Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Telephony Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Telephony Group Inter-Group Interest Fraction and the denominator of which is the Telephony Group Outstanding Interest Fraction.

     The option to convert the Telephony Group Common Stock into TCI Group Common Stock in the event of a Disposition provides TCI with additional flexibility by allowing TCI to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when TCI did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when TCI desired to retain such proceeds.

     If less than substantially all of the properties and assets of the Telephony Group were disposed of by TCI in one transaction, TCI would not be required to pay a dividend on, redeem or convert the outstanding shares of Telephony Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the Telephony Group were disposed of by TCI, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Telephony Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Telephony Group at such time. If less than substantially all of the properties and assets of the Telephony Group were disposed of by TCI, the holders of the Telephony Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the TCI Board could determine, in its sole discretion, to pay a dividend on the Telephony Group Common Stock in an amount related to the proceeds of such Disposition.

     REDEMPTION OF LIBERTY MEDIA GROUP COMMON STOCK IN EXCHANGE FOR STOCK OF SUBSIDIARY. At any time at which all of the assets and liabilities attributed to the Liberty Media Group are and continue to be held directly or indirectly by any one or more corporations all of the capital stock of which is owned by TCI (the "Liberty Media Group Subsidiaries"), the TCI Board may, subject to the availability of assets of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of all of the outstanding shares of common stock of such Liberty Media Group Subsidiary.

     In effecting such a redemption, the TCI Board may determine either to (i) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If TCI determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock would consist solely of the class or series having the lower relative voting rights.

     REDEMPTION OF TELEPHONY GROUP COMMON STOCK IN EXCHANGE FOR STOCK OF SUBSIDIARY. If Telephony Group Common Stock is issued, at any time at which all of the assets and liabilities attributed to the Telephony Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "Telephony Group Subsidiaries"), the TCI Board may, subject to the availability of assets of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Telephony Group Common Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each Telephony Group Subsidiary equal to the product of the Telephony Group Outstanding Interest Fraction and the number of outstanding shares of common stock of each Telephony Group Subsidiary that is owned by TCI.

     In effecting such a redemption, the TCI Board may determine either to (i) redeem shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in exchange for shares of separate classes or series of common stock of each Telephony Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Telephony Group Series A Common Stock and Telephony Group Series B Common Stock, with holders of shares of Telephony Group Series B Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Telephony Group Series A Common Stock and Telephony Group Series B Common Stock in exchange for shares of a single class of common stock of each Telephony Group Subsidiary without distinction between the shares distributed to the holders of the two series of Telephony Group Common Stock.

     CERTAIN PROVISIONS RESPECTING CONVERTIBLE SECURITIES. Unless the provisions of any class or series of Convertible Securities which are convertible into or exercisable or exchangeable for shares of Telephony Group Common Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Telephony Group Common Stock were converted or redeemed, any share of Telephony Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of Telephony Group Common Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

     Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. With respect to any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Media Group Common Stock and which are created, established or otherwise first authorized for issuance subsequent to the record date for the LMG Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

     GENERAL CONVERSION AND REDEMPTION PROVISIONS. Not later than the 10th trading day following the consummation of a Disposition referred to above under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will announce publicly by press release (i) the Liberty Media Group Net Proceeds, (ii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, (iii) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, TCI will announce publicly by press release which of the actions described in clause (i), (ii) or (iii) of the second paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

     If TCI determines to pay a dividend described in clause (i) of the second paragraph under the caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Liberty Media Group Common Stock, (iv) the Liberty Media Group Net Proceeds, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

     If TCI determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the second paragraph under the caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, a notice setting forth (i) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition),
  (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock outstanding on the redemption date, (iv) the Liberty Media Group Net Proceeds, (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and
  (vii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and, stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares and the number of Committed Acquisition Shares issuable). Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the redemption date.

     If TCI determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause
  (ii)(B) of the second paragraph under the caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock a notice setting forth (i) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition which will be the date on which shares of the Liberty Media Group Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock selected for redemption, (iv) the Liberty Media Group Net Proceeds, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) a statement that TCI will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, TCI will cause to be given to each holder of shares of LMG Series A Common Stock and LMG Series B Common Stock to be redeemed, a notice setting forth (i) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock held by such holder to be redeemed, (ii) a statement that such shares of LMG Series A Common Stock and LMG Series B Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by TCI pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the TCI Board to be equitable.

     In the event of any conversion as described above under the caption "--Conversion of Liberty Media Group Common Stock at the Option of TCI" or as described in clause (iii) of the second paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted, (ii) the conversion date (which will not be more than 85 trading days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion of Liberty Media Group Common Stock at the Option of TCI"), (iii) the per share number (or fraction) of shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock, as applicable, to be received with respect to each share of LMG Series A Common Stock or LMG Series B Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered, and (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the conversion date.

     If TCI determines to redeem shares of LMG Series A Common Stock and LMG Series B Common Stock as described above under the caption "--Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," TCI will promptly cause to be given to each holder of LMG Series A Common Stock and LMG Series B Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries,
  (ii) the redemption date, (iii) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, and (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the redemption date.

     In each case in which a notice is required to be given to holders of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of Liberty Media Group Common Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty Media Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of Liberty Media Group Common Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Conversion and Redemption--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

     All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of TCI. Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

     TCI will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), TCI may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, TCI will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of TCI, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the TCI Board.

     No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or TCI's default in payment of the dividend or distribution due on such date.

     Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as TCI will specify certificates for such shares, properly endorsed or assigned for transfer (unless TCI waives such requirement). TCI will as soon as practicable after surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, TCI will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. TCI will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under the caption "--Conversion at the Option of the Holder."

     From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by TCI as being held for the satisfaction of TCI's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of Liberty Media Group Common Stock, TCI will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

     TCI will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. TCI will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to TCI the amount of any such tax, or has established to the satisfaction of TCI that such tax has been paid.

     Provisions substantially the same as those described under this caption "--General Conversion and Redemption Provisions," apply in the event of a Disposition of all or substantially all of the properties and assets of the Telephony Group and a determination of TCI to pay a dividend on or undertake a partial or complete redemption of the Telephony Group Common Stock following such Disposition, in the event of any conversion of the Telephony Group Common Stock as described under the caption "--Conversion of Telephony Group Common Stock at the Option of TCI" or "--Mandatory Dividend, Redemption or Conversion of Telephony Group Common Stock," and in the event of a redemption of the Telephony Group Common Stock in exchange for stock of one or more subsidiaries as described under the caption "--Redemption of Telephony Group Common Stock in Exchange for Stock of Subsidiary."

  LIQUIDATION RIGHTS

     In the event of a liquidation, dissolution or winding up of TCI, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI and subject to the prior payment in full of the preferential amounts to which any class or series of TCI Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-trading day period ending on the trading day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-trading day period and (iii) if Telephony Group Common Stock is issued, the holders of the shares of Telephony Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-trading day period, where W is the aggregate Market Capitalization of the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, X is the aggregate Market Capitalization of the LMG Series A Common Stock and the LMG Series B Common Stock, Y is the aggregate Market Capitalization of the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock, and Z is the aggregate Market Capitalization of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock, the LMG Series B Common Stock, the Telephony Group Series A Common Stock and the Telephony Group Series B Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of TCI.

     No holder of Liberty Media Group Common Stock or, if issued, Telephony Group Common Stock will have any special right to receive specific assets of the Liberty Media Group or the Telephony Group, as the case may be, in the case of any dissolution, liquidation or winding up of TCI.

  DETERMINATIONS BY THE TCI BOARD

     The TCI Charter provides that any determinations made by the TCI Board under any provision described under "Description of TCI Common Stock" will be final and binding on all stockholders of TCI, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the TCI Board. TCI will prepare a statement of any such determination by the TCI Board respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of TCI.

  PREEMPTIVE RIGHTS

     Holders of the TCI Group Common Stock and the Liberty Media Group Common Stock do not have, and if the Telephony Group Common Stock is issued, holders of the Telephony Group Common Stock would not have, any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

  TCI PREFERRED STOCK

  CLASS B 6% CUMULATIVE REDEEMABLE EXCHANGEABLE JUNIOR PREFERRED STOCK

     Subject to the prior preferences and other rights of any class or series of TCI Preferred Stock ranking prior to the Class B Preferred Stock with respect to the payment of dividends, the holders of Class B Preferred Stock are entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on TCI Common Stock. Dividends accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share (the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for payment of dividends. Accrued dividends are payable annually and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment date, to holders of record of Class B Preferred Stock as of a special record date fixed by the TCI Board of Directors. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

     Upon the liquidation, dissolution or winding up of TCI, the holders of Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of TCI Preferred Stock ranking prior to the Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to the date of payment.

     Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with the Class B Preferred Stock, the Class B Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time, for a redemption price per share payable in cash equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date. TCI does not have any mandatory obligation to redeem the Class B Preferred Stock as of any fixed date, at the option of the holders or otherwise.

     The Class B Preferred Stock is exchangeable at the option of TCI in whole but not in part at any time for junior subordinated debt securities of TCI ("Junior Exchange Notes"). If TCI exercises its optional exchange right, each holder of outstanding shares of Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will mature on the 15th anniversary of the date of issuance and will be subject to earlier redemption at the option of TCI, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture pursuant to which the Junior Exchange Notes will be issued). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

     The Class B Preferred Stock ranks senior to the TCI Group Common Stock and the Liberty Media Group Common Stock, ranks junior to the Series C Preferred Stock, the Series D Preferred Stock and the Series F Preferred Stock and will rank junior to the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

     For so long as any dividends are in arrears on the Class B Preferred Stock or any class or series of TCI Preferred Stock ranking pari passu with the Class B Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Class B Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Class B Preferred Stock, any such parity stock or any class or series of its capital stock ranking junior to the Class B Preferred Stock, or set aside any money or assets for such purpose, unless all of the outstanding shares of Class B Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the Class B Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Class B Preferred Stock. If TCI fails to redeem or exchange shares of Class B Preferred Stock on a date fixed for redemption or exchange, and until such shares are redeemed or exchanged in full, TCI may not redeem or exchange any parity stock or junior stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or set aside money or assets for such purpose and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any Class B Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem or exchange on any date fixed for redemption or exchange any shares of Class B Preferred Stock will not prevent TCI from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; or
  (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Class B Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock.

     The Class B Preferred Stock has no voting rights, except as required by the DGCL, and except that the holders of Class B Preferred Stock have the right to vote with the TCI Group Common Stock and the Liberty Media Group Common Stock, on the basis of one vote per share, in any general election of directors of TCI.

  SERIES PREFERRED STOCK

     The Series Preferred Stock is issuable, from time to time, in one or more series, with such powers, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the TCI Board of Directors.

     All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law.

  SERIES C CONVERTIBLE PREFERRED STOCK

     Each share of Series C Preferred Stock is currently convertible, at the option of the holder, into 116.24 shares of TCI Group Series A Common Stock and 25 shares of LMG Series A Common Stock, subject to anti-dilution adjustments, and, upon conversion of shares of the Series C Preferred Stock each holder of Series C Preferred Stock is entitled to receive one additional share of LMG Series A Common Stock for every two such shares received upon conversion. The dividend, liquidation and redemption features of the Series C Preferred Stock, each of which is discussed in greater detail below, are determined by reference to the liquidation value of the Series C Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $2,375, plus (ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sums of clauses (i) and (ii) above, to such date of determination.

     Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series C Preferred Stock, the holders of Series C Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue cumulatively at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if TCI fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, dividends will thereafter accrue cumulatively at an annual rate of 15% of the liquidation value per share. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on unpaid dividends at the rate of 5 1/2% per annum (15% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters in which event such rate will increase to 15% per annum until such dividends and all dividends, accrued thereon, are paid in full.

     Upon the dissolution, liquidation or winding up of TCI, holders of the Series C Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C Preferred Stock.

     The Series C Preferred Stock is subject to optional redemption by TCI at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the then liquidation value of the Series C Preferred Stock. Subject to the prior preferences and other rights of any other class or series of TCI Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of TCI, the Series C Preferred Stock is required to be redeemed by TCI at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the then liquidation value.

     The Series C Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock and the Class B Preferred Stock, ranks on a parity basis with the Series D Preferred Stock and the Series F Preferred Stock and will rank on a parity basis with the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

     For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not redeem or otherwise acquire any shares of Series C Preferred Stock or any shares of any class or series of its capital stock ranking junior to the Series C Preferred Stock, unless all of the outstanding shares of Series C Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that TCI may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series C Preferred Stock. If TCI fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series C Preferred Stock are redeemed in full, TCI may not redeem any junior stock, or otherwise acquire any shares of such stock or Series C Preferred Stock, except that TCI may acquire shares of Series C Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series C Preferred Stock, if as to holders of all outstanding shares of Series C Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical.

     The holders of Series C Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of TCI Group Common Stock and Liberty Media Group Common Stock and any other class of capital stock of TCI entitled to vote generally on the election of directors. Holders of Series C Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

  SERIES D CONVERTIBLE PREFERRED STOCK

     The certificate of designation for the Series D Preferred Stock provides that each share of Series D Preferred Stock is convertible, at the option of the holder, into 10 shares of TCI's former Class A Common Stock ("Class A Common Stock"), subject to anti-dilution adjustments. After giving effect to the Distribution and related redesignation of the Class A Common Stock as TCI Group Series A Common Stock, each share of Series D Preferred Stock is convertible, at the option of the holder, into 10 shares of TCI Group Series A Common Stock and two and one-half shares of LMG Series A Common Stock, subject to anti-dilution adjustments. The certificate of designation for the Series D Preferred Stock further provides that if TCI distributes to all holders of Class A Common Stock rights or warrants to subscribe for or purchase shares of capital stock of TCI (other than shares of Class A or Class B Common Stock) or a subsidiary of TCI, which capital stock (a) is common stock of its issuer or
  (b) participates in one or more business operations of the issuer thereof in such a manner that if such operations were owned by a corporation and such capital stock were issued thereby such capital stock would be common stock of such corporation ("Special Securities"), each holder of Series D Preferred Stock will have the option, in lieu of any anti-dilution adjustment that would otherwise apply to the conversion rate of the Series D Preferred Stock, to exchange a specified portion of its shares of Series D Preferred Stock for shares of a new series of convertible preferred stock of the issuer of the Special Securities having terms similar to the Series D Preferred Stock but convertible into Special Securities.

     The dividend, liquidation and redemption features of the Series D Preferred Stock, each of which is discussed below, are determined by reference to the liquidation value of the Series D Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $300, plus
  (ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of clauses (i) and (ii) above, to such date of determination.

     Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series D Preferred Stock with respect to the payment or declaration of dividends, the holders of Series D Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue on a daily basis at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if TCI fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, dividends thereafter will accrue cumulatively at an annual rate of 10% of the liquidation value per share until such shares are redeemed. To the extent any cash dividends are not paid on any dividend payment date, the amount of such dividends will be automatically converted, to the extent permissible under the DGCL, into shares of Class A Common Stock at a conversion rate equal to 95% of the then "current market price" (as defined in the certificate of designation establishing the Series D Preferred Stock) of the Class A Common Stock, and upon issuance of shares of Class A Common Stock to holders of Series D Preferred Stock in respect of such conversion such dividend will be deemed paid for all purposes. Dividends not so paid or deemed paid on any dividend payment date are added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on such unpaid dividends at the rate of 5 1/2% per annum (10% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters, in which event such rate will increase to 10% per annum until such dividends and all dividends accrued thereon are paid in full.

     Upon the dissolution, liquidation or winding up of TCI, holders of the Series D Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series D Preferred Stock.

     The Series D Preferred Stock is subject to optional redemption by TCI at any time after the fifth anniversary of its issuance, in whole or from time to time in part, at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. Shares of Series D Preferred Stock may also be redeemed at the option of TCI after the third anniversary of the issue date, in whole or from time to time part, at a redemption price per share equal to the then liquidation value of the Series D Preferred Stock, if the market value per share of the Class A Common Stock has exceeded $37.50 for the period specified in the certificate of designation establishing the Series D Preferred Stock. Subject to the prior preferences and other rights of any other class or series of TCI Preferred Stock ranking senior to or on a parity basis with the Series D Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of TCI, any holder of Series D Preferred Stock, at such holder's option, may require TCI, at any time after the tenth anniversary of the issuance of such Series D Preferred Stock, to redeem all or a portion of such holder's shares of Series D Preferred Stock, provided that the aggregate liquidation value of the shares to be redeemed is in excess of $50,000 (or, if all of the shares of Series D Preferred Stock held by such holder have an aggregate liquidation value of less than $50,000, all but not less than all of such shares of Series D Preferred Stock), in each case at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. If TCI fails to effect any redemption of Series D Preferred Stock called for redemption or which a holder has validly requested be redeemed, the holders thereof will have the option to convert their shares of Series D Preferred Stock into Class A Common Stock at a conversion rate equal to the quotient obtained by dividing the redemption price by 95% of the "current market price" of the Class A Common Stock on the redemption date, provided that in the case of a failure by TCI to redeem shares at the request of a holder, the exercise of the foregoing conversion right will be delayed for one year.

     The Series D Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock, the Class B Preferred Stock, ranks on a parity basis with the Series C Preferred Stock and the Series F Preferred

  Stock and will rank on a parity basis with the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

     For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not redeem or otherwise acquire any shares of Series D Preferred Stock or any shares of any class or series of its capital stock ranking pari passu with or junior to the Series D Preferred Stock, unless all of the outstanding shares of Series D Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that TCI may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series D Preferred Stock. If TCI fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series D Preferred Stock are redeemed in full, TCI may not redeem any junior stock, or otherwise acquire any shares of such stock or Series D Preferred Stock, except that TCI may acquire shares of Series D Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series D Preferred Stock, if as to holders of all outstanding shares of Series D Preferred Stock the terms of the purchase or exchange offer for all such shares are identical.

     The Series D Preferred Stock has no voting rights, except as required by the DGCL and except that without the consent of the holders of 66 2/3% in liquidation value of the Series D Preferred Stock, TCI may not create any series of TCI Preferred Stock that is senior as to dividend rights, rights to redemption, or rights on liquidation to the Series D Preferred Stock.

  SERIES F CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK

     Shares of Series F Preferred Stock are currently convertible, at the option of the holder, into TCI Group Series A Common Stock at a rate of 1,496.65 shares of TCI Group Series A Common Stock for each share of Series F Preferred Stock, subject to anti-dilution adjustments. In addition, any shares of Series F Preferred Stock which cease to be held by TCI or a subsidiary of TCI will automatically be converted into shares of TCI Group Series A Common Stock. The anti-dilution provisions of the Series F Preferred Stock provide that the conversion rate of the Series F Preferred Stock will be adjusted (i) in the event of a dividend or distribution on the outstanding shares of TCI Group Series A Common Stock in shares of TCI Group Series A Common Stock, by adjusting the then-current conversion rate such that the holder of Series F Preferred Stock thereafter surrendered for conversion would receive the number of shares of TCI Group Series A Common Stock which it would have been entitled to receive had such shares of Series F Preferred Stock been converted prior to the record date for such dividend or distribution and (ii) in the event of a dividend or distribution to holders of TCI Group Series A Common Stock of any securities, evidences of indebtedness or other assets (other than cash dividends or shares of TCI Group Series A Common Stock), then the conversion rate will be adjusted by multiplying the then-current conversion rate by a fraction, the numerator of which is the current market price of a share of TCI Group Series A Common Stock and the denominator of which is such current market price less the fair market value (as determined by the Board of Directors) of the securities, evidences of indebtedness or assets so distributed.

     The holders of the Series F Preferred Stock are entitled to participate, on an as-converted basis, with the holders of the TCI Group Series A Common Stock, with respect to any cash dividends or distributions declared and paid on the TCI Group Series A Common Stock. Dividends or distributions on the TCI Group Series A Common Stock which are not paid in cash would result in the adjustment of the applicable conversion rate as described above.

     Upon the dissolution, liquidation or winding up of TCI, holders of the Series F Preferred Stock are entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share of Series F Preferred Stock, equal to the sum of (x) $.01 and (y) the amount to be distributed per share of TCI Group Series A Common Stock in such liquidation, dissolution or winding up multiplied by the applicable conversion rate of a share of Series F Preferred Stock.

     The Series F Preferred Stock is subject to optional redemption by TCI at any time after the 30th business day following issuance, in whole or in part, at a redemption price, per share, equal to $24,875 (as adjusted in respect of stock splits, reverse splits and other events affecting the shares of Series F Preferred Stock), plus any dividends which have been declared but are unpaid as of the date fixed for such redemption. TCI will pay the redemption price (or designated portion thereof) of the shares of Series F Preferred Stock called for redemption by issuing to the holder thereof, in respect of its shares to be redeemed, a number of shares of TCI Group Series A Common Stock equal to the aggregate redemption price (or designated portion thereof) of such shares divided by the average market price of the TCI Group Series A Common Stock for a period specified, and subject to the adjustments described, in the certificate of designations establishing the Series F Preferred Stock.

     The Series F Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock and the Class B Preferred Stock, ranks on a parity basis with the Series C Preferred Stock and the Series D Preferred Stock and will rank on a parity basis with the TCI/LMG Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

     If at any time TCI has declared a dividend on the Series F Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if TCI declares a cash dividend on the shares of TCI Group Series A Common Stock and fails to pay or set aside the participating dividend required to be paid to the holders of the Series F Preferred Stock, then (i) TCI may not declare or pay any dividend on or make any distribution with respect to any parity stock or junior stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series F Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (ii) neither TCI nor any subsidiary thereof may redeem, exchange, purchase or otherwise acquire any shares of Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, unless all then outstanding shares of such parity stock required to be redeemed under such circumstances are redeemed. If TCI fails to redeem shares of Series F Preferred Stock required to be redeemed on a redemption date, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for any such purpose, and neither TCI nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, until such shares of Series F Preferred Stock are redeemed. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series F Preferred Stock will not prevent TCI from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption or other acquisition of parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of parity stock and/or junior stock.

     The Series F Preferred Stock has no voting rights, except as required by the DGCL, and except that such shares will vote with the TCI Group Common Stock and the Liberty Media Group Common Stock and any class or series of Preferred Stock entitled to vote thereon, on the basis of one vote per share, in any general election of directors of TCI.

  SERIES G REDEEMABLE CONVERTIBLE TCI GROUP PREFERRED STOCK

     Subject to the prior preferences and other rights of any class or series of TCI Preferred Stock ranking prior to the TCI Group Preferred Stock with respect to the payment of dividends, the holders of TCI Group Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on TCI Common Stock and the Class B Preferred Stock. Dividends accrue on the TCI Group Preferred Stock from and after January 25, 1997, on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of TCI Group Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $21.60 per share, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually on each February 1 and August 1 to holders of record of the shares on the preceding January 15 and July 15, respectively, and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of TCI Group Preferred Stock as of a special record date fixed by the TCI Board of Directors.

     Upon the liquidation, dissolution or winding up of TCI, the holders of TCI Group Preferred Stock will be entitled, after payment of preferential amounts on any class or series of TCI Preferred Stock ranking prior to the TCI Group Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.

     Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with TCI Group Preferred Stock, the TCI Group Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time on or after February 1, 2001 for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with the TCI Group Preferred Stock, TCI shall redeem the TCI Group Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

     The TCI Group Preferred Stock ranks senior to the TCI Group Common Stock and Liberty Media Group Common Stock and the TCI Class B Preferred Stock and on a parity with all other currently outstanding classes and series of TCI Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

     Each share of TCI Group Preferred Stock is currently convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into 1.190 shares of TCI Group Series A Common Stock, subject to adjustment upon the occurrence of certain events described below. The kind and amount of securities, assets or other property that as of any date are issuable or deliverable upon conversion of a share of TCI Group Preferred Stock are referred to herein as the "Conversion Rate." No fractional shares of TCI Group Series A Common Stock or scrip will be issued upon conversion of the TCI Group Preferred Stock. A holder otherwise entitled to a fractional share shall receive cash, which may be paid by check, in an amount equal to the same fraction of the last reported sale price of a share of TCI Group Series A Common Stock on the last full trading day prior to the conversion date. Upon conversion of shares of TCI Group Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease.

     To convert a share of TCI Group Preferred Stock, a holder must surrender the certificate(s) representing the shares to be converted at the office of TCI or any transfer agent for the TCI Group Preferred Stock, which certificate(s) shall be duly endorsed to TCI or accompanied by duly executed instruments of transfer to TCI, with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to TCI), together with a written notice to TCI at such office of the election to convert the same, specifying the number of shares to be converted and the name(s) (with addresses) in which the certificate(s) for shares of TCI Group Series A Common Stock are to be issued. If any transfer is involved in the issuance or delivery of any certificate(s) for shares of TCI Group Series A Common Stock in a name other than that of the registered holder of the shares of TCI Group Preferred Stock surrendered for conversion, such holder shall also deliver to TCI a sum sufficient to pay all transfer or similar taxes (or evidence satisfactory to TCI of payment thereof). The date on which the foregoing requirements are satisfied is the conversion date.

     The Conversion Rate of the TCI Group Preferred Stock is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of TCI Group Series A Common Stock to holders of TCI Group Series A Common Stock, (ii) the payment of a dividend or the making of a distribution to holders of TCI Group Series A Common Stock payable in shares of TCI's capital stock (other than TCI Group Series A Common Stock or rights, warrants or options for its capital stock),
  (iii) the subdivision of the outstanding shares of TCI

  Group Series A Common Stock into a greater number of shares, (iv) the combination of the outstanding shares of TCI Group Series A Common Stock into a smaller number of shares, (v) the issuance by reclassification of the shares of TCI Group Series A Common Stock of any shares of TCI's capital stock (other than rights, warrants or options for its capital stock), (vi) the distribution to all holders of TCI Group Series A Common Stock of rights, warrants or options entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution) to purchase shares of TCI Group Series A Common Stock or securities convertible into TCI Group Series A Common Stock (other than the TCI Group Series B Common Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such convertible securities) less than the Current Market Price on the Determination Date (each as defined in the certificate of designations for the TCI Group Preferred Stock) per share of TCI Group Series A Common Stock, (vii) the distribution to all holders of TCI Group Series A Common Stock of assets or debt securities or rights, warrants or options to purchase securities (excluding cash dividends or distributions other than any Extraordinary Cash Dividend (as defined in the certificate of designations for the TCI Group Preferred Stock) and excluding dividends and distributions referred to in the preceding clauses of this sentence) and (viii) certain mergers, consolidations, sales of assets or binding share exchanges. In the case of any such dividend or distribution on the TCI Group Series A Common Stock of shares of capital stock, subdivision, combination or reclassification (other than a dividend, distribution or reclassification in which the TCI Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any one of which is redeemable or exchangeable at the election of TCI ("Redeemable Capital Stock"), if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by
  TCI), the holder of each outstanding share of TCI Group Preferred Stock will have the right to convert such share of TCI Group Preferred Stock into the kind and amount of securities which such holder would have owned immediately after such event if such share of TCI Group Preferred Stock had been converted immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation, binding share exchange or sale of assets, the holder of each outstanding share of TCI Group Preferred Stock will have the right to convert such share of TCI Group Preferred Stock into the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of TCI Group Series A Common Stock into which such share of TCI Group Preferred Stock could have been converted immediately before the effective date of such transaction (assuming, if applicable, such holder failed to exercise any rights of election and received per share of TCI Group Series A Common Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares of the TCI Group Series A Common Stock). In the case of any such issuance of rights, warrants or options which expire within 45 days after the record date for the determination of stockholders entitled to receive the rights, warrants or options, or any such distribution of assets, debt securities or certain rights, warrants or options to purchase securities (or, in the case of any dividend, distribution or reclassification in which the TCI Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any one of which is Redeemable Capital Stock, if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by TCI), the Conversion Rate will be adjusted pursuant to formulas contained in the certificate of designations for the TCI Group Preferred Stock. In certain cases of distributions of assets, debt securities or certain rights, warrants or options to purchase securities to holders of TCI Group Series A Common Stock, rather than being entitled to an adjustment in the Conversion Rate, the holder of a share of TCI Group Preferred Stock upon conversion thereof will be entitled to receive, in addition to the shares of TCI Group Series A Common Stock into which such share of TCI Group Preferred Stock is convertible, the kind and amount of assets, debt securities, rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such share of TCI Group Preferred Stock immediately prior to the record date for determining the holders of TCI Group Series A Common Stock entitled to receive the distribution.

     Subject to the provisions described in the immediately following paragraph, if the holders of TCI Group Preferred Stock would be entitled to receive upon conversion thereof any Redeemable Capital Stock, and such Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Redemption Event"), the holders of TCI Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares of such Redeemable Capital Stock, the kind and amount of securities, cash or other assets receivable upon such Redemption Event by a holder of the number of shares of Redeemable Capital Stock into which such shares of TCI Group Preferred Stock could have been converted immediately prior to the effectiveness of such Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of such Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the TCI Group Preferred Stock shall have no other conversion rights with respect to such Redeemable Capital Stock.

     Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of TCI Group Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Redemption Event relating thereto, if (i) the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in securities ("Redemption Securities") of an issuer other than TCI (the "Other Issuer") and (ii) in connection with such Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the TCI Group Preferred Stock. Generally, the Mirror Preferred Stock Condition shall be satisfied if TCI makes appropriate provisions so that holders of TCI Group Preferred Stock shall have the right, exercisable on the effective date of the Redemption Event, to exchange their shares of TCI Group Preferred Stock for convertible preferred stock of TCI and convertible preferred stock of the Other Issuer that together have an aggregate liquidation preference equal to the liquidation preference of the TCI Group Preferred Stock to be so exchanged (as in effect on the effective date of the Redemption Event) and that otherwise each have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors of TCI, to those of the TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Other Issuer will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holder of a share of TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event, had such shares of TCI Group Preferred Stock been converted prior to the Redemption Event, and (y) the convertible preferred stock of TCI will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Redeemable Capital Stock subject to the Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Redemption Event only if the Board of Directors of TCI determines (i) that receipt of such convertible preferred stock of TCI and/or the Other Issuer in exchange for the TCI Group Preferred Stock in connection with such Redemption Event would not result in the recognition of gain or loss by the holders of such TCI Group Preferred Stock for United States federal income tax purposes;
  (ii) that an adjustment made in the Conversion Rate of the TCI Group Preferred Stock with respect to such Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of TCI Group Preferred Stock for United States federal income tax purposes; or (iii) that receipt of Redemption Securities in redemption of the Redeemable Capital Stock to be redeemed in such Redemption Event would result in the recognition of gain or loss by the holders of such Redeemable Capital Stock.

     No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; but any such adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. No adjustment to the Conversion Rate need be made if the holders of TCI Group Preferred Stock may participate in the transaction or in certain other cases.

     For so long as any dividends are in arrears on the TCI Group Preferred Stock or any class or series of TCI Preferred Stock ranking on a parity with the TCI Group Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the TCI Group Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the TCI Group Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of TCI Group Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the TCI Group Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of TCI Group Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the TCI Group Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the TCI Group Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the TCI Group Preferred Stock. If TCI fails to redeem shares of TCI Group Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full, TCI may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or, except as provided above, parity stock or set aside money or assets for such purpose and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any TCI Group Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of TCI Group Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of TCI Group Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of TCI Group Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of TCI Group Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of TCI Group Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of TCI Group Preferred Stock and for no other purpose.

     The TCI Group Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of TCI Group Preferred Stock have the right to vote with the TCI Group Common Stock, the Liberty Media Group Common Stock, the Class B Preferred Stock and any other class or series of TCI Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of TCI. The number of authorized shares of TCI Group Preferred Stock may be increased or decreased (but not below the number of shares of TCI Group Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the TCI Charter) voting together as a single class.

  SERIES H REDEEMABLE CONVERTIBLE LIBERTY MEDIA GROUP PREFERRED STOCK

     Subject to the prior preferences and other rights of any class or series of TCI Preferred Stock ranking prior to the Liberty Media Group Preferred Stock with respect to the payment of dividends, the holders of Liberty Media Group Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on TCI Common Stock and the Class B Preferred Stock. Dividends accrue on the Liberty Media Group Preferred Stock from and after January 25, 1997, on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of Liberty Media Group Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $5.40 per share, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually on each February 1 and August 1 to holders of record of the shares on the preceding January 15 and July 15, respectively, and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Liberty Media Group Preferred Stock as of a special record date fixed by the TCI Board of Directors.

     Upon the liquidation, dissolution or winding up of TCI, the holders of Liberty Media Group Preferred Stock will be entitled, after payment of preferential amounts on any class or series of TCI Preferred Stock ranking prior to the Liberty Media Group Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.

     Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with Liberty Media Group Preferred Stock, the Liberty Media Group Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time on or after February 1, 2001, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of TCI Preferred Stock ranking prior to or on a parity with the Liberty Media Group Preferred Stock, TCI shall redeem the Liberty Media Group Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

     The Liberty Media Group Preferred Stock ranks senior to the TCI Group Common Stock and Liberty Media Group Common Stock and the TCI Class B Preferred Stock and on a parity with all other currently outstanding classes and series of TCI Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

     Each share of Liberty Media Group Preferred Stock is currently convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into .2625 of one share of LMG Series A Common Stock, subject to adjustment upon the occurrence of certain events described below, and, upon conversion of shares of the Liberty Media Group Preferred Stock each holder of Liberty Media Group Preferred Stock is entitled to receive one additional share of LMG Series A Common Stock for every two such shares received upon such conversion. The kind and amount of securities, assets or other property that as of any date are issuable or deliverable upon conversion of a share of Liberty Media Group Preferred Stock are referred to hereafter as the "Conversion Rate." No fractional shares of LMG Series A Common Stock or scrip will be issued upon conversion of the Liberty Media Group Preferred Stock. A holder otherwise entitled to a fractional share shall receive cash, which may be paid by check, in an amount equal to the same fraction of the last reported sale price of a share of LMG Series A Common Stock on the last full trading day prior to the conversion date. Upon conversion of shares of Liberty Media Group Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease.

     To convert a share of Liberty Media Group Preferred Stock, a holder must surrender the certificate(s) representing the shares to be converted at the office of TCI or any transfer agent for the Liberty Media Group Preferred Stock, which certificate(s) shall be duly endorsed to TCI or accompanied by duly executed instruments of transfer to TCI, with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to TCI), together with a written notice to TCI at such office of the election to convert the same, specifying the number of shares to be converted and the name(s) (with addresses) in which the certificate(s) for shares of LMG Series A Common Stock are to be issued. If any transfer is involved in the issuance or delivery of any certificate(s) for shares of LMG Series A Common Stock in a name other than that of the registered holder of the shares of Liberty Media Group Preferred Stock surrendered for conversion, such holder shall also deliver to TCI a sum sufficient to pay all transfer or similar taxes (or evidence satisfactory to TCI of payment thereof). The date on which the foregoing requirements are satisfied is the conversion date.

     The Conversion Rate of the Liberty Media Group Preferred Stock is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of LMG Series A Common Stock to holders of LMG Series A Common Stock, (ii) the payment of a dividend or the making of a distribution to holders of LMG Series A Common Stock payable in shares of TCI's capital stock (other than LMG Series A Common Stock or rights, warrants or options for its capital stock), (iii) the subdivision of the outstanding shares of LMG Series A Common Stock into a greater number of shares, (iv) the combination of the outstanding shares of LMG Series A Common Stock into a smaller number of shares, (v) the issuance by reclassification of the shares of LMG Series A Common Stock of any shares of TCI's capital stock (other than rights, warrants or options for its capital stock), (vi) the distribution to all holders of LMG Series A Common Stock of rights, warrants or options entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution) to purchase shares of LMG Series A Common Stock or securities convertible into LMG Series A Common Stock (other than the LMG Series B Common Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such convertible securities) less than the Current Market Price on the Determination Date (each as defined in the certificate of designations for the Liberty Media Group Preferred Stock) per share of LMG Series A Common Stock, (vii) the distribution to all holders of LMG Series A Common Stock of assets or debt securities or rights, warrants or options to purchase securities (excluding cash dividends or distributions other than any Extraordinary Cash Dividend (as defined in the certificate of designations for the Liberty Media Group Preferred Stock) and excluding dividends and distributions referred to in the preceding clauses of this sentence), and
  (viii) certain mergers, consolidations, sales of assets or binding share exchanges. In the case of any such dividend or distribution on the LMG Series A Common Stock of shares of capital stock, subdivision, combination or reclassification (other than a dividend, distribution or reclassification in which the Liberty Media Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any of which is Redeemable Capital Stock, if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by TCI), the holder of each outstanding share of Liberty Media Group Preferred Stock will have the right to convert such share of Liberty Media Group Preferred Stock into the kind and amount of securities which such holder would have owned immediately after such event if such share of Liberty Media Group Preferred Stock had been converted immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation, binding share exchange or sale of assets, the holder of each outstanding share of Liberty Media Group Preferred Stock will have the right to convert such share of Liberty Media Group Preferred Stock into the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of LMG Series A Common Stock into which such share of Liberty Media Group Preferred Stock could have been converted immediately before the effective date of such transaction (assuming, if applicable, such holder failed to exercise any rights of election and received per share of LMG Series A Common Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares of the LMG Series A Common Stock). In the case of any such issuance of rights, warrants or options which expire within 45 days after the record date for the determination of stockholders entitled to receive the rights, warrants or options, or any such distribution of assets, debt securities or certain rights, warrants or options to purchase securities (or, in the case of any dividend, distribution or reclassification in which the Liberty Media Group Preferred Stock becomes convertible into shares of more than one class or series of TCI capital stock, any of which is Redeemable Capital Stock, if TCI elects to treat such dividend, distribution or reclassification as a distribution of assets by TCI), the Conversion Rate will be adjusted pursuant to formulas contained in the certificate of designations for the Liberty Media Group Preferred Stock. In certain cases of distributions of assets, debt securities or certain rights, warrants or options to purchase securities to holders of LMG Series A Common Stock, rather than being entitled to an adjustment in the Conversion Rate, the holder of a share of Liberty Media Group Preferred Stock upon conversion thereof will be entitled to receive, in addition to the shares of LMG Series A Common Stock into which such share of Liberty Media Group Preferred Stock is convertible, the kind and amount of assets, debt securities, rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such share of Liberty Media Group Preferred Stock immediately prior to the record date for determining the holders of LMG Series A Common Stock entitled to receive the distribution.

     Subject to the provisions described in the immediately following paragraph, if (i) TCI redeems all the outstanding shares of LMG Series A Common Stock in accordance with the terms thereof, or (ii) the holders of Liberty Media Group Preferred Stock would be entitled to receive upon conversion thereof any other Redeemable Capital Stock, and such Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after either such event (a "Redemption Event"), the holders of Liberty Media Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares of Liberty Media Group Preferred Stock, in lieu of shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets receivable upon such Redemption Event by a holder of the number of shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, into which such shares of Liberty Media Group Preferred Stock could have been converted immediately prior to the effectiveness of such Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of LMG Series A Common Stock or per share of such Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Liberty Media Group Preferred Stock shall have no other conversion rights with respect to the LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be.

     Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Liberty Media Group Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to the LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, after the Redemption Event relating thereto, if (i) the redemption price for the shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, is paid in whole or in part in securities ("Redemption Securities") of an issuer other than TCI (the "Other Issuer") and
  (ii) in connection with such Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Liberty Media Group Preferred Stock. Generally, the Mirror Preferred Stock Condition shall be satisfied if TCI makes appropriate provisions so that holders of Liberty Media Group Preferred Stock shall have the right, exercisable on the effective date of the Redemption Event, to exchange their shares of Liberty Media Group Preferred Stock for (A) if the

  Liberty Media Group Preferred Stock is not then convertible into any security, cash or assets other than the stock that is the subject of the Redemption Event (i.e., LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be), convertible preferred stock of the Other Issuer having a liquidation preference equal to the liquidation preference of the Liberty Group Preferred Stock to be so exchanged, as in effect on the effective date of the Redemption Event, or (B) if the Liberty Media Group Preferred Stock is then convertible into any security, cash or assets in addition to the stock that is the subject of the Redemption Event (any such additional securities, cash or assets, collectively, the "Additional Conversion Property"), convertible preferred stock of TCI and convertible preferred stock of the Other Issuer having an aggregate liquidation preference equal to the liquidation preference of the Liberty Group Preferred Stock to be so exchanged, as in effect on the effective date of the Redemption Event; provided, however, that in either case, the convertible preferred stock into which shares of Liberty Media Group Preferred Stock may be exchanged shall otherwise have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors of TCI, to those of the Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Other Issuer will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holders of shares of Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event had such shares of Liberty Media Group Preferred Stock been converted in full prior to the Redemption Event, and (y) any convertible preferred stock of TCI will be convertible into the Additional Conversion Property, and will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the LMG Series A Common Stock or Redeemable Capital Stock, as the case may be, subject to the Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Redemption Event only if the Board of Directors of TCI determines (i) that receipt of such convertible preferred stock of TCI and/or the Other Issuer in exchange for Liberty Media Group Preferred Stock in connection with such Redemption Event would not result in the recognition of gain or loss by the holders of such Liberty Media Group Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the Conversion Rate of the Liberty Media Group Preferred Stock with respect to such Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Liberty Media Group Preferred Stock for United States federal income tax purposes; or (iii) that receipt of Redemption Securities in redemption of the LMG Series A Common Stock or Redeemable Capital Stock to be redeemed in such Redemption Event would result in the recognition of gain or loss by the holders of such LMG Series A Common Stock or Redeemable Capital Stock, as the case may be.

     No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; but any such adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. No adjustment to the Conversion Rate need be made if the holders of Liberty Media Group Preferred Stock may participate in the transaction or in certain other cases.

     For so long as any dividends are in arrears on the Liberty Media Group Preferred Stock or any class or series of TCI Preferred Stock ranking on a parity with the Liberty Media Group Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Liberty Media Group Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Liberty Media Group Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Liberty Media Group Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the Liberty Media Group Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of Liberty Media Group Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the Liberty Media Group Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Liberty Media Group Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Liberty Media Group Preferred Stock. If TCI fails to redeem shares of Liberty Media Group Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full, TCI may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock or, except as provided above, parity stock, or set aside money or assets for such purpose and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any Liberty Media Group Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of TCI to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Liberty Media Group Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Liberty Media Group Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of Liberty Media Group Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of Liberty Media Group Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of Liberty Media Group Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Liberty Media Group Preferred Stock and for no other purpose.

     The Liberty Media Group Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of Liberty Media Group Preferred Stock have the right to vote with the TCI Group Common Stock, the Liberty Media Group Common Stock, the Class B Preferred Stock and any other class or series of TCI Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of TCI. The number of authorized shares of Liberty Media Group Preferred Stock may be increased or decreased (but not below the number of shares of Liberty Media Group Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the TCI Charter) voting together as a single class.

  ANTI-TAKEOVER CONSIDERATIONS

     The DGCL, the TCI Charter and TCI's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

     DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or
  (iii) on or after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders. The TCI Charter does not contain any provision "opting out" of the application of DGCL
  Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders."

     The TCI Charter also contains certain provisions which could make a change in control of TCI more difficult. For example, the TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (iii) the dissolution of TCI. "Voting Securities" is currently defined as the TCI Group Common Stock, the Liberty Media Group Common Stock, the Telephony Group Common Stock, if issued, and any class or series of TCI Preferred Stock entitled to vote generally with the holders of TCI Common Stock on matters submitted to stockholders for a vote. The TCI Charter also provides for a TCI Board of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board. The holders of TCI Group Common Stock, Liberty Media Group Common Stock, Telephony Group Common Stock, if issued, Class B Preferred Stock, Series C Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of TCI's Series F Preferred Stock are by the terms thereof entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights.

     The TCI Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 33,901,240 remain available for issuance as of March 31, 1997. Under the TCI Charter, the TCI Board is authorized, without further action by the stockholders of TCI, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Common Stock, 825,000,000 shares of Liberty Media Group Common Stock and 825,000,000 shares of Telephony Group Common Stock are currently authorized by the TCI Charter, of which 1,100,294,776 shares of the TCI Group Common Stock (as of March 31, 1997), 575,062,234 shares of the Liberty Media Group Common Stock (as of March 31, 1997) and all 825,000,000 shares of Telephony Group Common Stock remain available for issuance (without taking into consideration shares to be reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock, Telephony Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of TCI, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

     The TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

     The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board. Subject to the rights of any class or series of TCI Preferred Stock, TCI's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of TCI, at TCI's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of TCI's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each proposed nominee been nominated, or intended to be nominated, by the TCI Board; and (5) the consent of each nominee to serve as a director of TCI if so elected. Any actions to remove directors is required to be for "cause" (as defined in the TCI Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.


                                      LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022. Jerome H. Kern, special counsel to Baker & Botts, L.L.P., is a director of the Company and holds options to purchase shares of TCI Group Series A Common Stock and LMG Series A Common Stock. Another partner of Baker & Botts, L.L.P. holds restricted shares of LMG Series A Common Stock.

                                    EXPERTS

     The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein and in the Registration Statement in reliance upon the reports, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of TCI Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements above refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for all periods that TCI Group has an interest in Liberty Media Group.

     The combined balance sheets of Liberty Media Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 11, 1997, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries, development stage enterprises, as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996, incorporated in this prospectus by reference from Tele-Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of American PCS, L.P., not separately presented in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, whose report thereon has been incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of Sprint Spectrum Holding Company, L.P., have been so included in the Annual Report on Form 10-K of Tele-Communications, Inc. in reliance on their report given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of VII Cable which appear in TCI's Current Report on Form 8-K dated June 19, 1996, have been incorporated by reference herein in reliance on the report dated February 14, 1996 of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Available Information..................................................  3
Incorporation of Documents by Reference................................  3
Risk Factors...........................................................  4
The Company............................................................  5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends of TCI......................................................  5
The Selling Stockholders and the Offered Shares........................  5
Plan of Distribution...................................................  7
Description of TCI Capital Stock.......................................  8
  TCI Common Stock.....................................................  8
  TCI Preferred Stock.................................................. 35
Legal Matters.......................................................... 50
Experts................................................................ 50
================================================================================


================================================================================

                           TELE-COMMUNICATIONS, INC.


                             Redeemable Convertible
                           TCI Group Preferred Stock,
                       Series G, par value $.01 per share

                             Redeemable Convertible
                      Liberty Media Group Preferred Stock,
                       Series H, par value $.01 per share



                                ---------------


                                   PROSPECTUS


                                ---------------



                                 May 13, 1997

================================================================================